UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 29, 2008
(Date of earliest event reported)

HIRERIGHT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-33613

Delaware	33-0465016
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5151 California Avenue, Irvine, California 92617
www.hireright.com
(Address of principal executive offices, including zip code)

(949) 428-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On July 29, 2008, HireRight, Inc., a Delaware corporation (“HireRight” or the “Company”), US Investigations Services, LLC, a Delaware limited liability company (“USIS”) and Hercules Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of USIS, entered into Amendment No. 2 (the “Second Amendment”) to the Agreement and Plan of Merger, dated June 9, 2008, by and among such parties, as amended by Amendment No. 1 thereto, dated July 23, 2008 (the “First Amendment”).

The Second Amendment, among other things, (i) increases the consideration payable to HireRight stockholders to $19.75 per share in cash from $18.75 per share, (ii) provides that any “Superior Proposal,” as defined in the amended merger agreement, be at least $20.25 per share and (iii) sets the termination fee payable to USIS by the Company under certain circumstances at $6,850,000.  This fee, which was $5,365,000 in the original merger agreement (or $1,950,000 in the event of an early termination), was increased to $6,500,000 by the First Amendment.  The Second Amendment was also conditioned upon HireRight’s agreement not to disclose such amendment to the third party referenced below prior to the execution of the Second Amendment.

The increased consideration is in response to a binding proposal received by HireRight from a third party to acquire HireRight at a price of $19.00 per share.  Following the receipt of the third party’s binding proposal, HireRight’s Board of Directors unanimously determined such proposal was a “Superior Proposal,” as defined in the previously amended merger agreement between the Company and USIS.  Given this determination, the Board gave notice to USIS of its intention to terminate the USIS merger agreement (and withdraw its recommendation of the pending merger of HireRight and USIS) and accept the binding proposal received by the third party.  In accordance with the procedures set forth in the previously amended merger agreement, USIS and HireRight then engaged in negotiations with respect to revised proposals from USIS, ultimately agreeing to an increase in the consideration to $19.75 per share and to otherwise amend the merger agreement as described above.

The foregoing description is qualified in its entirety by reference to the full text of the merger agreement, the First Amendment and the Second Amendment, which are attached to this Current Report on Form 8-K as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

2.1        Agreement and Plan of Merger, dated as of June 9, 2008, by and among HireRight, Inc., US Investigations Services, LLC, and Hercules Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company on June 10, 2008)

2.2        Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 23, 2008, by and among HireRight, Inc., US Investigations Services, LLC, and Hercules Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company on July 24, 2008)

2.3        Amendment No. 2 to the Agreement and Plan of Merger, dated as of July 29, 2008, by and among HireRight, Inc., US Investigations Services, LLC, and Hercules Acquisition Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRERIGHT, INC.,
a Delaware corporation

	By:	/s/ Eric J. Boden
Eric J. Boden
Chief Executive Officer

Date: July 29, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of June 9, 2008, by and among HireRight, Inc., US Investigations Services, LLC, and Hercules Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company on June 10, 2008)

2.2

Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 23, 2008, by and among HireRight, Inc., US Investigations Services, LLC, and Hercules Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company on July 24, 2008)

2.3	Amendment No. 2 to the Agreement and Plan of Merger, dated as of July 29, 2008, by and among HireRight, Inc., US Investigations Services, LLC, and Hercules Acquisition Corp.